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                                                                     EXHIBIT 21


     MK GOLD COMPANY SUBSIDIARIES
     STATES OF INCORPORATION AND QUALIFICATION


                                                 STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                        INCORPORATION OR ORGANIZATION
----------                                       ------------------------------
MK Gold do Brasil Ltda. .........................................  Brazil

MK Gold de Mexico, S. R.L. de C.V. ..............................  Mexico

MK Gold Exploration B.V. ........................................  Netherlands

Cobra Las Cruces, S.A. ..........................................  Spain

Iberia Exploraciones, S.A. ......................................  Spain